As filed with the Securities and Exchange Commission on July 21, 2014
Registration No. 333-175168

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
____________________________

POST EFFECTIVE AMENDMENT NO. 6

TO FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________________

OMAGINE, INC.
(Exact name of Registrant as specified in its charter)

Delaware	9995	20-2876380
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

350 Fifth Avenue, Suite 4815-17
New York, New York 10118
(212) 563-4141

(Address, including zip code, and telephone number including area code, of Registrant’s principal executive offices)
_____________________________

Frank J. Drohan, Chief Executive Officer and Chief Financial Officer
Omagine, Inc.
350 Fifth Avenue, Suite 4815-17
New York, New York 10118
(212) 563-4141

(Name, address, including zip code, and telephone number, including area code, of agent for service)
_____________________________
with copies to:
Michael Ference, Esq.
David Manno, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
(212) 930-9700
(212) 930-9725 (fax)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
(Not Applicable)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) check the following box: [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [x]
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

Deregistration of Shares of Common Stock

The Company and YA Global Master SPV Ltd. (“YA”) were parties to a Standby Equity Distribution Agreement dated May 4, 2011 as amended on June 21, 2011 and further amended on July 26, 2013 (the “2011 SEDA”.

Pursuant to the terms of the 2011 SEDA, the Company filed with the Securities and Exchange Commission (“SEC”) a registration statement (the “Registration Statement”) on Form S-1 (Commission File No. 333-175168) pursuant to which 3,244,216 shares of the Company’s Common Stock (the “Shares”) were registered. The Registration Statement was declared effective by the SEC as of August 24, 2011. The Company filed several subsequent amendments to the Registration Statement all of which were declared effective by the SEC.

The effective status of the Company’s most recently filed amendment to such Registration Statement has expired and the Company hereby amends the Registration Statement to deregister the 2,438,310 Shares which were not sold to YA pursuant to the SEDA.

The 2011 SEDA has been terminated in accordance with its terms and the Company and YA have entered into a new Standby Equity Distribution Agreement (the "2014 SEDA "). The Company intends to file a new registration statement with the SEC to register the shares of the Company’s Common Stock which may be sold to YA pursuant to the terms of the 2014 SEDA.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 6 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on July 21, 2014.

OMAGINE, INC.
A Delaware corporation

By:	/s/ Frank J. Drohan
Frank J. Drohan
Chief Executive Officer, Chief Financial Officer and Chairman (Principal Executive Officer and Principal Financial Officer)

In accordance with the requirements of the Securities Act of 1933, this Amendment No. 6 to the Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature		Date

/s/ Frank J. Drohan	Chief Executive Officer, Chief Financial Officer and Chairman (Principal Executive Officer and Principal Financial Officer)	July 21, 2014
Frank J. Drohan

/s/ Charles P. Kuczynski	Vice-President, Secretary and Director	July 21, 2014
Charles P. Kuczynski

/s/ Louis J. Lombardo *	Director	July 21, 2014
Louis J. Lombardo

/s/ William Hanley	Controller; Principal Accounting Officer	July 21, 2014
William Hanley

* By: /s/ Frank J. Drohan		July 21, 2014
Frank J. Drohan Attorney-in-fact

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